Exhibit 10.10

AMENDED AND RESTATED OMNIBUS AGREEMENT
among
CVR ENERGY, INC.
CVR GP, LLC
and
CVR PARTNERS, LP

AMENDED AND RESTATED OMNIBUS AGREEMENT
     THIS AMENDED AND RESTATED OMNIBUS AGREEMENT (this “Agreement”) is entered into as of                , 2011, and effective as of the Closing Date (as defined herein), and is by and among CVR Energy, Inc., a Delaware corporation (“CVR”), CVR GP, LLC, a Delaware limited liability company (the “General Partner”), and CVR Partners, LP, a Delaware limited partnership (the “Partnership”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
R E C I T A L S:
     The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to those business opportunities that the CVR Entities (as defined herein) will not engage in during the term of this Agreement unless the Partnership Entities have declined to engage in any such business opportunities for their own account.
     The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to those business opportunities that the Partnership Entities (as defined herein) will not engage in during the term of this Agreement unless the CVR Entities have declined to engage in any such business opportunities for their own account.
     The Parties and CVR Special GP, LLC, a Delaware limited liability company (“Special General Partner”) entered into the Omnibus Agreement dated as of October 24, 2007 (the “Original Agreement”), pursuant to which the CVR Entities and the Partnership Entities agreed to the covenants described above. Special General Partner has been merged into Coffeyville Resources, LLC, a Delaware limited liability company, and is no longer party to the Original Agreement. The Parties desire to amend and restate the terms of the Original Agreement upon the terms and subject to the conditions set forth in this Agreement.
     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Definitions.
     Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “Acquiring Party” is defined in Section 2.5(a).
     “Affiliate” is defined in the Partnership Agreement.

“Break-up Costs” means the aggregate amount of any and all additional taxes and other similar costs to (a) the CVR Entities that would be required to transfer Fertilizer Assets acquired by the CVR Entities as part of a larger transaction to a Partnership Group Member pursuant to Section 2.2(b) or (b) the Partnership Group that would be required to transfer Refinery Assets acquired by the Partnership Group as part of a larger transaction to a CVR Entity pursuant to Section 2.4(a).
“Closing Date” is defined in the Partnership Agreement.
“Code” means Internal Revenue Code of 1986, as amended.
“Contribution Agreement” means that certain Amended and Restated Contribution, Conveyance and Assumption Agreement, dated as of _______ ___, 2011, among the General Partner, the Partnership, Special General Partner, Coffeyville Resources and Coffeyville Acquisition III LLC, together with the additional conveyance documents and instruments contemplated or referenced thereunder.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
“CVR” is defined in the introduction to this Agreement.
“CVR Entities” means CVR and any Person controlled, directly or indirectly, by CVR other than the Partnership Entities.
“CVR Entity” means any of the CVR Entities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fertilizer Restricted Businesses” is defined in Section 2.1.
“Fertilizer Asset” any asset or group of related assets used in any Fertilizer Restricted Business.
“Limited Partner” is defined in the Partnership Agreement.
“General Partner” is defined in the introduction to this Agreement.
“Offer Period” is defined in Section 2.5(e).
“Offered Assets” is defined in Section 2.5(a).
“Offeree” is defined in Section 2.5(a).
“Other Business Opportunity” means a business opportunity with respect to any assets other than Fertilizer Assets.
“Other Business Opportunity Information” is defined in Section 2.6.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of CVR Partners, LP, dated as of ___________, 2011, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to in writing by each of the Parties to this Agreement.
“Partnership Entities” means the General Partner and each member of the Partnership Group.
“Partnership Entity” means any of the Partnership Entities.
“Partnership Group” means the Partnership and its Subsidiaries treated as a single entity.
“Partnership Group Member” means any member of the Partnership Group.
“Party” and “Parties” are defined in the introduction to this Agreement.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Refinery Restricted Businesses” is defined in Section 2.3.
“Refinery Asset” means any asset or group of related assets used in any Refinery Restricted Business.
“Restricted Business” means, as applicable, the Refinery Restricted Business or the Fertilizer Restricted Business.
“Retained Assets” means any assets and investments owned or operated by any of the CVR Entities as of the Closing Date that were not conveyed, contributed or otherwise transferred to the Partnership Group prior to or on the Closing Date pursuant to the Contribution Agreement or otherwise.
“Special General Partner” is defined in the introduction to this Agreement.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“transfer” including the correlative terms “transferring” or “transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of any assets, properties or rights.
ARTICLE II
BUSINESS OPPORTUNITIES
          Section 2.1 Fertilizer Restricted Businesses
     For so long as any CVR Entity continues to own at least 50% of the Outstanding Units of the Partnership, and except as permitted by Section 2.2, each of the CVR Entities shall be prohibited from engaging in, whether by acquisition, construction, investment in debt or equity securities of any Person or otherwise, any business having assets engaged in the following businesses (the “Fertilizer Restricted Businesses”): the production, transportation or distribution, on a wholesale basis, of fertilizer in the contiguous United States.
          Section 2.2 Fertilizer Permitted Exceptions
     Notwithstanding any provision of Section 2.1 to the contrary, the CVR Entities may engage in the following activities under the following circumstances:
     (a) the ownership and/or operation of any of the Retained Assets (including replacements and natural extensions of the Retained Assets);
     (b) engaging in any Fertilizer Restricted Business acquired by a CVR Entity as part of a business or package of assets after the Closing Date if the fair market value of the Fertilizer Assets represents less than a majority of the fair market value of the total assets or business acquired (fair market value as determined in good faith by the board of directors of CVR); provided the Partnership Group will be offered the opportunity to acquire such Fertilizer Assets in accordance with Section 2.5;
     (c) engaging in any Fertilizer Restricted Business subject to the offer to the Partnership Group set forth in Section 2.5 pending the General Partner’s determination whether to cause any Partnership Group Member to accept such offer and pending the closing of any offers any Partnership Group Member accepts;
     (d) engaging in any Fertilizer Restricted Business with respect to which the General Partner has advised CVR that the General Partner’s board of directors has elected not to cause a Partnership Group Member to acquire (or seek to acquire); and
     (e) the purchase and ownership of up to 9.9% of any class of securities of any publicly-traded entity engaged in any Fertilizer Restricted Business.

          Section 2.3 Refinery Restricted Businesses
     For so long as any CVR Entity continues to own at least 50% of the Outstanding Units of the Partnership and except as permitted by Section 2.4, each of the Partnership Entities shall be prohibited from, whether by acquisition, construction, investment in debt or equity securities of any Person or otherwise, engaging in the following businesses (the “Refinery Restricted Businesses”):
     (a) the ownership or operation within the United States of any refinery with processing capacity greater than 20,000 barrels per day whose primary business is producing transportation fuels; or
     (b) the ownership or operation outside the United States of any refinery.
          Section 2.4 Refinery Permitted Exceptions
     Notwithstanding any provision of Section 2.3 to the contrary, the Partnership Entities may engage in the following activities under the following circumstances:
     (a) engaging in any Refinery Restricted Business acquired by a Partnership Entity as part of a business or package of assets after the Closing Date if the fair market value of the Refinery Assets represents less than a majority of the fair market value of the total assets or business acquired (fair market value as determined in good faith by the board of directors of the General Partner); provided the CVR Entities will be offered the opportunity to acquire such Refinery Assets in accordance with Section 2.5;
     (b) engaging in any Refinery Restricted Business subject to the offer to the CVR Entities set forth in Section 2.5 pending CVR’s determination whether to cause any CVR Entity to accept such offer and pending the closing of any offers any Partnership Entity accepts;
     (c) engaging in any Refinery Restricted Business with respect to which CVR has advised the General Partner that CVR’s board of directors has elected not to cause a CVR Entity to acquire (or seek to acquire); and
     (d) the purchase and ownership of up to 9.9% of any class of securities of any publicly-traded entity engaged in any Refinery Restricted Business.
          Section 2.5 Procedures.
     (a) In the event that (i) a CVR Entity acquires Fertilizer Assets described in Section 2.2(b), or (ii) a Partnership Group Member acquires any Refinery Assets described in Section 2.4(a), then as soon as reasonably practicable, but in any event within 365 days of the closing of the acquisition, such acquiring Party (the “Acquiring Party”) shall notify (A) the General Partner, in the case of an acquisition by a CVR Entity or (B) CVR, in the case of an acquisition by a Partnership Group Member, in writing of such acquisition and offer such party to be notified (each an “Offeree”) the opportunity for the Offeree (or, in the case of the General Partner, any Partnership Group Member and, in the case of CVR, any other CVR Entity) to purchase such Fertilizer Assets or Refinery Assets, as applicable (the “Offered Assets”).

     (b) The purchase price for any Offered Assets shall be the Offered Assets’ fair market value (plus any Break-up Costs).
     (c) The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Assets by the Offeree (or, in the case of the General Partner, any Partnership Group Member and, in the case of CVR, any other CVR Entity), including any liabilities to be assumed by the Offeree as part of the Offer.
     (d) As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree. As soon as practicable, but in any event, within 90 days after receipt of such notification, the Offeree shall notify the Acquiring Party in writing that either
     (i) the Offeree has elected not to purchase (or not to cause any of its permitted Affiliates to purchase) the Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own or operate such Offered Assets; or
     (ii) the Offeree has elected to purchase (or to cause any of its permitted Affiliates to purchase) the Offered Assets, in which event the procedures set forth in Section 2.5(e) shall be followed.
(e) In the event of a proposed purchase pursuant to Section 2.5(d)(ii):
     (i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith to agree upon the fair market value (and any Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the Offeree. If the Acquiring Party and the Offeree agree on the fair market value of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 30-day period after receipt by the Acquiring Party of the Offeree’s election to purchase (or to cause any permitted Affiliate of the Offeree to purchase) the Offered Assets (the “Offer Period”), the Offeree shall purchase (or cause any of its permitted Affiliates to purchase) the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.
     (ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any Break-up Costs) of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage an independent investment banking firm or other appraisal firm to determine the fair market value (and any Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree. In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold, the investment banking firm or other appraisal firm will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such investment banking firm or other appraisal firm and shall be permitted to consider the purchase price paid by the Acquiring Party for the Offered Assets. Such investment banking firm or other appraisal firm will determine the fair market value (and any Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 60 days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the investment banking firm will be divided equally between the Acquiring Party and the Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation, to purchase the Offered Assets for the fair market value (and any Break-up Costs) and on the other terms determined by the investment banking firm or other appraisal firm, as soon as commercially practicable after determinations have been made. The Offeree will provide written notice of its decision to the Acquiring Party within 30 days after the investment banking firm or other appraisal firm has submitted its determination and if the Offerree. Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Offered Assets. If the Offeree decides to purchase the Offered Assets the Offeree shall purchase (or cause any of its permitted Affiliates to purchase) the Offered Asset as soon as commercially practicable after it has provided such notice.
          Section 2.6 Other Business Opportunities.
     For so long as any CVR Entity continues to own at least 50% of the General Partner Interest, if any Partnership Entity is presented with an opportunity to pursue, purchase or invest in any Other Business Opportunity, such Partnership Entity shall give prompt written notice to CVR, of the Other Business Opportunity. Such notice shall set forth all information available to any Partnership Entity including, but not limited to, the identity of the Other Business Opportunity and its seller, the proposed price, all written information about the Other Business Opportunity provided to any Partnership Entity by and on behalf of the seller as well as any information or analyses compiled by any Partnership Entity from other sources (such information referred to collectively herein as “Other Business Opportunity Information”). The Partnership Entities shall continue to provide to CVR, promptly any and all Other Business Opportunity Information subsequently received. The Parties shall maintain the confidentiality of all such Other Business Opportunity Information, subject to compliance with applicable law. As soon as practicable but in any event within thirty (30) days after receipt of such initial notification and information, CVR shall notify the General Partner that either (a) CVR has elected to cause a CVR Entity to pursue the opportunity to acquire or invest in the Other Business Opportunity or (b) CVR has elected not to cause a CVR Entity to pursue the opportunity to acquire or invest in the Other Business Opportunity. If, at any time, CVR or the designated CVR Entity abandons such opportunity (as evidenced in writing by CVR following the request of the General Partner), any Partnership Entity may pursue such opportunity without time limit. In no event shall any provision of this Agreement require CVR to approve any expansion of the purpose of CVR, other than in its sole discretion.
          Section 2.7 Scope of Prohibition.
     If any CVR Entity or Partnership Entity engages in a Restricted Business pursuant to any of the exceptions described in Section 2.2 or Section 2.4, as applicable, such CVR Entity or

Partnership Entity may not subsequently expand that portion of their business except (i) pursuant to the exceptions contained in such Sections Section 2.2 or Section 2.4 or (ii) to maintain or improve their facilities comprising the Restricted Business or to expand their facilities with additional facilities or assets that are physically connected, in a material manner, with the existing facilities comprising the Restricted Business. Except as otherwise provided in this Agreement and the Partnership Agreement, each CVR Entity and Each Partnership Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the CVR Entities or the Partnership Group
          Section 2.8 Enforcement
     Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any Party of its covenants and agreements set forth in this Article II, and that any breach by any Party of its covenants and agreements set forth in this Article II would result in irreparable injury to the other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin the breaching Party from such breach, and consent to the issuance of injunctive relief relating to this Agreement. No Person, directly or indirectly controlled thereby shall be liable for the failure of any other Person, directly or indirectly, controlled thereby to comply with this Article II.
ARTICLE III
MISCELLANEOUS
          Section 3.1 Choice of Law; Submission to Jurisdiction
     This Agreement shall be subject to and governed by the laws of the State of New York. THE PARTIES AGREE THAT ANY ACTION BROUGHT IN CONNECTION WITH THIS AGREEMENT MAY BE MAINTAINED IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF KANSAS, AND EACH PARTY AGREES TO SUBMIT PERSONALLY TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY WAIVES THE DEFENSES OF FORUM NON-CONVENIENS OR IMPROPER VENUE WITH RESPECT TO ANY ACTION BROUGHT IN ANY SUCH COURT IN CONNECTION WITH THIS AGREEMENT.
          Section 3.2 Notice
     All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the U.S. mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party. Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt. Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not transmitted during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to all other Parties in the manner provided in this Section 3.2.
          if to the CVR Entities:
CVR Energy, Inc.
10 E. Cambridge Circle, Ste. 250
Kansas City, Kansas 66103
Attention: Edmund S. Gross
Facsimile No.: 913-982-5651
          if to the Partnership Entities
CVR GP, LLC
10 E. Cambridge Circle, Ste. 250
Kansas City, Kansas 66103
Attention: Edmund S. Gross
Facsimile No.: 913-982-5651
          Section 3.3 Entire Agreement
     This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements (including the Original Agreement), whether oral or written, relating to the matters contained herein.
          Section 3.4 Amendment or Modification
     This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.
          Section 3.5 Assignment
     No Party shall have the right to assign any of its rights or obligations under this Agreement without the consent of the other Parties hereto.
          Section 3.6 Counterparts
     This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

          Section 3.7 Severability
     If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
          Section 3.8 Further Assurances
     In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
          Section 3.9 Rights of Limited Partners; Third Party Beneficiaries
     The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to cause the Partnership to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement. Kelso & Company, L.P. and their respective Affiliates and successors and assigns as owners of interests in the CVR Entities shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to Section 3.10.
          Section 3.10 No Restrictions on Owners of General Partner or CVR
     Notwithstanding anything herein to the contrary, nothing herein shall be deemed to restrict Kelso & Company, L.P. or their respective Affiliates (other than the CVR Entities), or their respective successors and assigns as owners of interests in the CVR Entities, from engaging in any banking, brokerage, trading, market making, hedging, arbitrage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, lending, underwriting, asset management, principal investing, mergers & acquisitions or other activities conducted in the ordinary course of their or their Affiliates’ business in compliance with applicable law, including without limitation buying and selling securities of any CVR Entity or Partnership Entity, entering into derivatives transactions regarding or shorting securities of any CVR Entity or Partnership Entity, serving as a lender, underwriter or market maker or issuing research with respect to securities of any CVR Entity or Partnership Entity or acquiring, selling, making investments in or entering into other transactions with companies or businesses in the same or similar lines of business as any CVR Entity or Partnership Entity whether or not such investments or transactions are or may be competitive with any business of any CVR Entity or Partnership Entity.
[SIGNATURE PAGE FOLLOWS]

The Parties have executed this Agreement on, and effective as of, the Closing Date.

CVR ENERGY, INC.

By:
Name:
Title:

CVR GP, LLC

By:
Name:
Title:

CVR PARTNERS, LP

By:	CVR GP, LLC, its General Partner

By:
Name
Title:
Signature Page to Omnibus Agreement